Exhibit  23.1



CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement of Thinka Weight-Loss Corporation on Form SB-2 of our report dated June 23, 2003, on the financial statements of Transworld Benefits, Inc. as of December 31, 2002, and for each of the years in the two-year period then ended, and for the period September 16, 1996 (date of inception) to December 31, 2002, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears in the caption "Experts" in such Prospectus.



                                               CORBIN & COMPANY, LLP


                                               Irvine, California
                                               August 22, 2003


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